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                                                                    EXHIBIT 5.1

                                                 May 19, 1999


     OpTel, Inc.
     1111 West Mockingbird Lane
     Dallas, Texas 75247

     Ladies and Gentlemen:

          We have acted as counsel to OpTel, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-1
     (File No. 333-56231), filed pursuant to the Securities Act of 1933, as amended, related to the proposed underwritten public offering (the "Offering") of up to $128,823,790.00 aggregate value of shares of its Class A Common Stock, par value $.01 per share (the "Shares"), to be offered to the public (including Shares that may be so offered pursuant to an over-allotment option granted to the underwriters). Of the Shares, 390,370 Shares are being offered by certain stockholders of the Company (the "Selling Stockholders") and the balance is being offered by the Company.

          In that connection, we have reviewed the Amended and Restated Certificate of Incorporation of the Company, its Bylaws, resolutions of its Board of Directors and such other documents and records as we have deemed appropriate.

          On the basis of such review, and having regard to legal considerations that we deem relevant, it is our opinion that:

          1. The Shares to be offered by the Company pursuant to the Offering have been duly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

          2. The Shares to be offered by the Selling Shareholders pursuant to the Offering have been duly authorized and validly issued and are fully paid and nonassessable.

          3. The statements under the caption "Certain Federal Income Tax Considerations" in the prospectus relating to the Shares included in the Registration Statement,




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OpTel, Inc.
May 19, 1999
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     insofar as such statements constitute summaries of federal income tax law, fairly summarize the matters referred to therein.

          We are members of the Bar of the State of New York and do not purport to be experts or give any opinion except as to matters involving the laws of such state, the general corporation laws of the State of Delaware and the federal laws of the United States.

          We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ KRONISH LIEB WEINER & HELLMAN LLP